EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36266 (Form S-8) of Infinite Group, Inc. of our report, dated March 6, 2012, on the consolidated financial statements as of and for the years ended December 31, 2011 and 2010, appearing in this Annual Report on Form 10-K of Infinite Group, Inc. for the year ended December 31, 2011.

/s/ Freed Maxick CPAs, P.C.

(Formerly known as Freed Maxick & Battaglia, CPAs, PC)
Buffalo, New York
March 6, 2012